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                                                                    Exhibit 10.7


                           [DM MANAGEMENT LETTERHEAD]


     Mr. Kevin Burns
     59 Stoneymeade Way
     Acton, MA. 01720

     Dear Kevin:

     On behalf of DM Management, I am pleased to offer you the position of Vice President/General Manager for DM Management in accordance with the following:

     - Your annual salary will be $150,000, paid to you on a biweekly basis. You will report directly to Gordon Cooke, President and C.E.O. Your start date to be determined.

     - You will be eligible for participation in the corporate bonus program at 40 percent of your annual salary. This bonus is payable on a seasonal basis: 20 percent fall an 20 percent spring. You will be guaranteed payment of your annual bonus for the first years payout.

     - You will be eligible to receive options on 75,000 shares of DM Management Common Stock which will be based on the current fair market value on the day the DM Board of Directors votes its approval.

     - You will be eligible for the full range of company benefits described in the information which I have enclosed for your review. Your annual vacation benefit of three weeks will be tracked on a fiscal year basis.

     - As required by federal law, employment at DM Management is dependent upon providing documentation which proves your eligibility to work in the United States. Typically, this would include such items as a driver's license, birth certificate, social security card, etc.


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Kevin, we look forward to having you join the team here at DM Management and to the contribution you will make to the overall continued success of the company.

                                             Very truly yours,


                                             /s/ Carol Maher
                                             ---------------------------------
                                             Carol Maher
                                             Vice President of Human Resources

Enclosure

Accepted and agreed:


/s/ Kevin E. Burns  9/29/97
---------------------------
Kevin E. Burns